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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): NOVEMBER 4, 2002

                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


         NEW JERSEY                   0-10039                   22-2267658
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)          Identification Number)


            665 BROADWAY, NEW YORK, NEW YORK                        10012
   (Address of Registrant's Principal Executive Offices)          (Zip Code)

                                 (212) 477-1700
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On November 4, 2002, eB2B Commerce, Inc. (the "Company") received $275,000 out of proceeds held in escrow in connection with the Company's prior financing (the "Financing") which initially closed in July 2002. Based upon the subscriptions to the Financing, the Company may issue up to an aggregate of $1,200,000 principal amount of five-year 7% senior subordinated secured convertible notes, as previously reported in the Company's Current Report on Form 8-K (for an event dated July 15, 2002). All subscription proceeds from the Financing were held in escrow pursuant to the Escrow Agreement by and between the Company and the escrow agent (the "Escrow Agreement"). Of the proceeds, an aggregate of $900,000 have been released to the Company, including $350,000 released to the Company upon the initial closing of the Financing, $275,000 released to the Company on September 11, 2002, as previously reported in the Company's Current Report on Form 8-K (for an event dated September 11, 2002), and the additional $275,000 subsequently released to the Company as set forth above. The remaining proceeds shall be disbursed upon the terms and subject to the satisfaction of certain conditions by the Company as provided for in the Escrow Agreement.

     The release of funds from escrow triggered anti-dilution provisions affecting the conversion price of certain notes issued in the Company's private placement in January 2002, Series B preferred stock and Series C preferred stock and the exercise price of and number of shares issuable under various outstanding warrants.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 7, 2002


                                         eB2B Commerce, Inc.


                                         By:         /s/ Richard S. Cohan
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                                         Name:  Richard S. Cohan
                                         Title: Chief Executive Officer and
                                                President